UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2023

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	811-22684	13-2682108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Meco Lane, Oak Ridge, TN	37830
(Address of principal executive offices)	(Zip Code)

212-330-8500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DXR	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 – Other Events

On May 25, 2023 Daxor Corporation, the global leader in blood volume measurement technology, announced the closing of its previously announced underwritten public offering consisting of 410,260 shares of its common stock at a public offering price of $9.75 per share. In addition, the underwriter was granted a 45-day option (the “Over-Allotment Option”), to purchase an additional 61,539 shares of common stock at the public offering price, less underwriting discounts and commissions. The aggregate gross proceeds to Daxor from the offering, before deducting the underwriting commissions and other estimated offering expenses payable by Daxor, are expected to be $4.0 million. All of the shares of common stock sold in the offering were offered by Daxor.

Maxim Group LLC acted as the sole book-running manager for the offering and Joseph Gunnar & Co., LLC acted as co-manager for the offering.

The press release issued is attached to this filing as Exhibit 99.1

Item 9.01 Exhibits

(d)	Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

No.	Description

99.1	Press release dated May 25, 2023 Daxor Corporation Announces Closing of $4.0 million Underwritten Public Offering and Exercise of Over-Allotment Option
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION
(Registrant)

Date: May 25, 2023	By:	/s/ Robert J. Michel
	Name:	Robert J. Michel
	Title:	Chief Financial Officer